UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Active Weighting Funds ETF Trust

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State of incorporation or organization)	(see next page) (IRS Employer Identification No.)

c/o Active Weighting Advisors LLC 200 Vesey Street, 24th Floor New York, NY	10281
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered Shares of beneficial interest, no par value	Each Class is to be so Registered Bats BZX Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates:
333-215588

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the funds listed below, each a separate series of Active Weighting Funds ETF Trust (the “Trust”), to be registered hereunder is set forth in Pre-Effective Amendment No. 3 to the Trust’s Registration Statement under the Securities Act of 1933 and Amendment No. 3 to the Trust’s Registration Statement under the Investment Company Act of 1940 on Form N-1A (Commission File Nos. 333-215588; 811-23226) (the “Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission:

Fund Name:	EIN
Republican Policies Fund	81-6239206
Democratic Policies Fund	81-6239919
U.S. Tax Reform Fund	81-6246581
European Union Breakup Fund	81-6244197

Item 2. Exhibits.

1. The Trust’s Declaration of Trust is included as Exhibit 23(a) to the Trust’s Registration Statement, as filed with the Securities and Exchange Commission on January 17, 2017 (“Initial Filing”).

2. The Trust’s By-Laws is included as Exhibit 23(b) to the Initial Filing.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ACTIVE WEIGHTING ETF TRUST

October 11, 2017	/s/ Jonathon Clements

	Name:	Jonathon Clements
	Title:	President